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                                       FORM 8-K

                          SECURITIES AND EXCHANGE COMMISSION


                               Washington, D.C.  20549

                                  __________________

                                    CURRENT REPORT

                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934

                                  __________________

    Date  of Report (Date  of earliest event  reported): December 31, 1993

                                  __________________

                                 MERRILL CORPORATION
                (Exact name of registrant as specified in its charter)


               Minnesota                0-14082             41-0946258
               ---------                -------             ----------
          (State of Incorporation)    (Commission       (I.R.S. Employer
                                       File Number)      Identification No.)


                    One Merrill Circle, St. Paul, Minnesota  55108
                    ----------------------------------------------
               (Address of principal executive offices)     (zip code)


       Registrant's telephone  number, including area code:   (612) 646-4501


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          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

               On December 31, 1993, Merrill Acquisition Corp., a Minnesota corporation (the "Purchaser") and wholly owned subsidiary of Merrill Corporation (the "Registrant") acquired substantially all of the assets of May Printing Company, a Minnesota corporation (the "Company") (the "Purchase") pursuant to an Asset Purchase Agreement dated as of December 31, 1993 by and among the Purchaser, the Registrant, the Company and the Shareholders of the Company (the "Asset Purchase Agreement"). In the acquisition, the Purchaser acquired substantially all of the business, assets, properties, goodwill and rights of the Company (the "Purchased Assets"), including real and personal property owned or leased by Company; the Company's corporate name; the goodwill of Company's business; leaseholds and other interests in land, inventory (materials, work in process, finished goods), equipment, machinery, furniture, fixtures, motor vehicles and supplies; cash; accounts receivables; contracts, purchase orders, customers, lists of customers and suppliers, sales representative agreements, and all favorable business relationships, causes of action; employment contracts; and substantially all other assets reflected on the balance sheet of the Company.

               The purchase price for the Purchased Assets was approximately $24.9 million consisting of $15.4 million cash, $7.0 million in assumed current and long-term liabilities and Purchaser's non-negotiable promissory note in the principal amount of $2.5 million. The purchase price for the Purchased Assets is subject to adjustment based on a closing balance sheet as of December 31, 1993, to be prepared within 90 days of the closing (with any adjustments to be paid with interest at the prime rate). In addition to the amounts payable at closing, the Purchaser has agreed to pay the Company an additional sum, not to exceed $2.0 million (an "earn-out") based on the level of pre-tax earnings generated by the Purchased Assets during the 12-month period ending January 31, 1995. The above-described consideration was arrived at through arm's-length negotiations with the Company, but was primarily based on the value and future earnings potential of the assets purchased.

               There were no prior material relationships between Purchaser, Registrant, or any of Registrant's affiliates, any director or officer of Registrant, or any associate of any such director or officer, on the one hand, and the Company or its Shareholders, on

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          the other hand. Approximately $1.7 million of the funds for the acquisition were provided through the Registrant's revolving credit agreement with First Bank National Association and the balance of the purchase price was paid using funds available in the Registrant's operating account. The Registrant anticipates that the payments under the assumed liabilities, promissory note and earn-out will be paid out of Registrant's operations and the revolving credit agreement.

               The Purchased Assets purchased were previously used by the Company to provide demand printing and distribution services relating to corporate identity and direct marketing programs for nationwide companies. The Registrant intends to continue such use.

               Additional information concerning the Purchase is also contained in the Asset Purchase Agreement, which document is an exhibit hereto and is incorporated herein by reference.

          ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          A.   FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

               The registrant has determined that it is impracticable to provide the required financial statements of May Printing Company at this time. The registrant will file the required financial statements under an amendment on Form 8-K/A as soon as practicable but in any event within 60 days after the date hereof.

          B.   PRO FORMA FINANCIAL INFORMATION.

               The registrant has determined that it is impracticable to provide the required pro forma financial information regarding the acquisition of May Printing Company at this time. The registrant will file the required pro forma financial information under an amendment on Form 8-K/A as soon as practicable, but in any event within 60 days after the date hereof.







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          C.   EXHIBITS.

               2.1 Asset Purchase Agreement, dated as of December 31, 1993, by and among the Purchaser, Registrant, the Company and the Shareholders of the Company.

              99.1       Press Release of Registrant, dated January 3, 1993.






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                                      SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


          Dated: January 18, 1994      MERRILL CORPORATION
                                        (Registrant)


                                        By    /s/ Steven J. Machov
                                          ---------------------------------
                                                  Steven J. Machov
                                          Vice President and General Counsel



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                                 EXHIBIT INDEX


Exhibit                                                                 Method
  No.                       Description                                of Filing
- ------                      -----------                                ---------
 2.1       Asset Purchase Agreement, dated as of December 31,
           1993, by and among the Purchaser, Registrant, the
           Company and the Shareholders of the Company. . . .     Filed Electronically
                                                                  with this Direct
                                                                  Transmission

99.1       Press Release of Registrant, dated January 3,
           1993 . . . . . . . . . . . . . . . . . . . . . . .     Filed Electronically
                                                                  with this Direct
                                                                  Transmission